UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Basic Energy Services, Inc. (“Basic”) on March 28, 2013 (the “March 8-K”), Kenneth V. Huseman informed the board of directors (the “Board”) of Basic that he intended to retire from his positions as President and Chief Executive Officer of Basic effective December 31, 2013. On August 20, 2013, Mr. Huseman informed the Board that he will now retire from these positions effective September 30, 2013. Mr. Huseman will remain a member of the Board following his retirement.

As previously disclosed in the Current Report on Form 8-K filed by Basic on May 7, 2013 (the “May 8-K”), Thomas Monroe “Roe” Patterson, currently Basic’s Senior Vice President and Chief Operating Officer, will succeed Mr. Huseman as President and Chief Executive Officer effective upon Mr. Huseman’s retirement. On August 20, 2013, the Board increased the size of the Board from eight to nine directors and appointed Mr. Patterson to the Board, effective as of September 30, 2013, the date of his succession as Basic’s President and Chief Executive Officer. Mr. Patterson is not expected to be named to any committees of the Board.

A copy of the press release announcing Mr. Huseman’s earlier retirement date is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

To the extent required by Item 5.02 of Form 8-K, the disclosures under Item 5.02 and Item 9.01 of the March 8-K and the disclosures under Item 5.02 and Item 9.01 of the May 8-K are incorporated by reference in this Item 5.02 pursuant to General Instruction B.3 to Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated August 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: August 26, 2013	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 26, 2013.